Exhibit 8
Controlled Entities

Extent of Beneficial
Entity Name	Interest if not 100%	Incorporated in
Australia
(a) Banking
Commonwealth Bank of Australia		Australia
Controlled Entities:
CBA Investments Limited		Australia
Industrie Limited Partnership		Australia
Luca Limited Partnership	99.84	Australia
CBA Investments (No. 2) Pty Limited		Australia
CBA International Finance Pty Limited		Australia
CBCL Australia Limited		Australia
CBFC Limited		Australia
Collateral Leasing Pty Limited		Australia
Commonwealth Securities Limited		Australia
Homepath Pty Limited		Australia
Commonwealth Investments Pty Limited		Australia
Sparad (No. 24) Pty Limited Australia		Australia
Colonial Finance Limited		Australia
PERLS III Trust (formally Preferred Capital Limited)		Australia
PERLS II Trust		Australia
GT Funding No.1 Pty Ltd (1)		Australia
GT Operating No.1 Pty Ltd (2)		Australia
Loft No.1 Pty Ltd		Australia
Loft No.2 Pty Ltd		Australia
Fringe Pty Ltd		Australia
Lily Pty Ltd		Australia
Medallion 2003-2G		Australia
Broadcasting Infrastructure Asset Partnership		Australia
Greenwood Lending Pty Ltd		Australia
Series 2000-IG Medallion Trust		Australia
Series 2000-2G Medallion Trust		Australia
Series 2001-IG Medallion Trust		Australia
Series 2002-IG Medallion Trust		Australia
Series 2003-IG Medallion Trust		Australia
Series 2004-IG Medallion Trust		Australia
Series 2005-IG Medallion Trust		Australia
Series 2005-2G Medallion Trust		Australia
Hemisphere Lane Pty Ltd		Australia
Medallion Series Trust 2006 1G		Australia
Medallion Trust Series 2005 4P		Australia
GT Operating No. 3 Pty Limited (3)		Australia

(b) Insurance and Funds Management
Commonwealth Insurance Limited		Australia
Colonial Holding Company Limited		Australia
Colonial Holding Company (No. 2) Pty Limited		Australia
Commonwealth Insurance Holdings Limited		Australia
Commonwealth Managed Investments Limited		Australia
Colonial AFS Services Pty Limited		Australia
Colonial First State Group Limited		Australia
Colonial First State Investments Limited		Australia
Avanteos Pty Limited		Australia
Colonial First State Property Limited		Australia
Colonial First State Property Retail Pty Limited		Australia
Colonial First State Property Retail Trust		Australia
Colonial International Holdings Pty Limited		Australia
The Colonial Mutual Life Assurance Society Limited		Australia
Jacques Martin Pty Limited		Australia
Gandel Retail Management Trust		Australia
Commonwealth Financial Planning Limited		Australia

Controlled Entities (continued)

Extent of Beneficial
Entity Name	Interest if not 100%	Incorporated in
New Zealand
(a) Banking
ASB Holdings Limited		New Zealand
ASB Bank Limited		New Zealand
CBA Funding (NZ) Limited		New Zealand
ASB Capital No. 2 Limited		New Zealand
CBA USD Funding Limited		New Zealand

(b) Insurance and Funds Management
ASB Group (Life) Limited		New Zealand
Sovereign Group Limited		New Zealand
Sovereign Limited		New Zealand
Colonial First State Investments (NZ) Limited		New Zealand
Kiwi Income Properties Limited		New Zealand
Kiwi Property Management Limited		New Zealand

Other Overseas
(a) Banking
CBA Asia Limited		Singapore
CTB Australia Limited		Hong Kong
PT Bank Commonwealth		Indonesia
National Bank of Fiji Limited		Fiji
CBA (Delaware) Finance Incorporated		Delaware USA
CBA Capital Trust 1		Delaware USA
CBA Funding Trust 1		Delaware USA
Capital Trust II		Delaware USA
CBA (Europe) Finance Limited		United Kingdom
Pontoon PLC		United Kingdom
Quay (Funding) PLC		United Kingdom
Burdekin Investments		Cayman Islands
Pavillion Limited		UK
Newport Limited		Malta
CommInternational Limited		Malta
CommCapital S.a.r.l		Luxembourg
CommBank Europe Limited		Malta

(b) Insurance and Funds Management
CMG Asia Life Holdings Limited		Bermuda
Colonial Fiji Life Limited		Fiji
Colonial First State (UK) Holdings Limited		United Kingdom
First State (HK) LLC		United States
First State Investment Holdings (Singapore) Ltd		Singapore

The largest controlled entity is ASB Bank Limited.

None of the controlled entities were a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

Non-operating and minor operating controlled entities and investment vehicles holding policyholder assets are excluded from the above list.

(1) Voting interest 60%

(2) Voting interest 60%

(3) Voting interest 90%